Two Harbors Investment Corp. Reports Fourth Quarter 2012 Financial Results
Delivered Comprehensive Income of $185.4 Million
NEW YORK, February 6, 2013 - Two Harbors Investment Corp. (NYSE: TWO; NYSE MKT: TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans and other financial assets, today announced its financial results for the quarter ended December 31, 2012.
Highlights

•	Delivered Comprehensive Income of $185.4 million, or $0.63 per diluted weighted average common share.

•	Increased Book Value to $11.54 per diluted common share at December 31, 2012.

•
Contributed portfolio of single-family residential homes to Silver Bay Realty Trust Corp. ("Silver Bay") in conjunction with its initial public offering in December 2012. In exchange, Two Harbors received approximately 17.8 million shares of Silver Bay common stock.

•
Declared a dividend of $0.55 per common share. The quarterly dividend reflects the performance of Two Harbors' residential mortgage-backed securities (RMBS) portfolio, realized gains and taxable income derived from the company's contribution of its single-family residential portfolio to Silver Bay.

•
Generated an aggregate yield of 4.0% in the RMBS portfolio, which was driven by non-Agency portfolio performance of 9.5% as well as a three-month average Constant Prepayment Rate (CPR) of 6.6% in the Agency portfolio.

“We are pleased to have achieved a strong finish to a remarkable year for our investment portfolio. For the year, Two Harbors delivered a return on book value of 47% as measured by dividends declared and book value appreciation,” said Thomas Siering, Two Harbors' President and Chief Executive Officer.

Operating Performance

The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2012:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q4-2012			Full Year 2012
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings[1]	$83,974	$0.28	9.8%	$311,085	$1.28	12.1%
GAAP Net Income	$189,300	$0.64	22.1%	$291,906	$1.20	11.3%
Comprehensive Income	$185,362	$0.63	21.6%	$1,047,080	$4.32	40.7%

Operating Metrics	Q4-2012
Dividend per common share	$0.55
Book value per diluted share at period end	$11.54
Other operating expenses as a percentage of average equity	0.7%

(1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments, and certain non-recurring gains and losses related to discontinued operations. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities ("Agency Derivatives") and premium income or loss on credit default swaps.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended December 31, 2012 of $84.0 million, or $0.28 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2012 of $87.1 million, or $0.32 per diluted weighted average common share outstanding.

During the quarter, the company sold residential mortgage-backed securities for $3.2 billion with an amortized cost of $3.1 billion, for a net realized gain of $103.1 million, net of tax; recognized a change in unrealized fair value losses on U.S. Treasury trading securities of $0.5 million, net of tax; and recognized other-than-temporary credit impairment losses on its RMBS securities of $1.6 million, net of tax. The company also recognized a change in unrealized fair value gains on Silver Bay equity securities of $5.9 million, net of tax. The fair value of the Silver Bay common stock at December 31, 2012 was $335.6 million, which included these unrealized fair value gains. The single-family real estate operations of the company are reflected as discontinued operations in the company's financial statements.  Included in the income for discontinued operations were realized gains of $10.6 million resulting from the contribution of the company's portfolio to Silver Bay.  The realized gain amount is subject to additional installment gains, fee reductions and working capital adjustments, which are currently estimated to increase the net income by $8.3 million and will be recognized in the company's 2013 financial statements.

During the quarter, the company had a net loss of $2.3 million, net of tax, related to the termination and expiration of swaps and swaptions. In addition, the company recognized in earnings an unrealized gain, net of tax, of $12.2 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements and available-for-sale securities; an unrealized gain, net of tax, of $0.6 million associated with its interest rate swaps economically hedging its trading securities; and net losses on other derivative instruments of approximately $20.4 million, net of tax.

The company reported GAAP Net Income of $189.3 million, or $0.64 per diluted weighted average common share outstanding, for the quarter ended December 31, 2012, as compared to $26.8 million, or $0.10 per diluted weighted average common share outstanding, for the quarter ended September 30, 2012. On a GAAP basis, the company earned an annualized return on average equity of 22.1% and 3.6% for the quarters ended December 31, 2012 and September 30, 2012, respectively.

The company reported Comprehensive Income of $185.4 million, or $0.63 per diluted weighted average common share outstanding, for the quarter ended December 31, 2012, as compared to $524.4 million, or $1.94 per diluted weighted average common share outstanding, for the quarter ended September 30, 2012. The company records unrealized fair value gains and losses for RMBS securities, classified as available-for-sale, as Other Comprehensive Income in the Statement of Stockholders' Equity. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 21.6% and 70.2% for the quarters ended December 31, 2012 and September 30, 2012, respectively.

Other Key Metrics
Two Harbors declared a quarterly dividend of $0.55 per common share for the quarter ended December 31, 2012. The dividend was intended to distribute the remaining REIT taxable income earned during 2012, which included taxable income derived from Two Harbors' contribution of its single-family residential portfolio to Silver Bay and realized gains on the company's RMBS portfolio. The total dividends declared for the year ended December 31, 2012 were $1.71 per common share.

The company's book value per diluted share, after taking into account the fourth quarter 2012 dividend of $0.55, was $11.54 as of December 31, 2012, compared to $11.44 as of September 30, 2012.

Other operating expenses for the fourth quarter 2012 were approximately $6.3 million, or 0.7% of average equity, compared to approximately $4.0 million, or 0.5% of average equity, for the third quarter 2012. Other operating expenses exclude real estate related expenses associated with the company's portfolio of single-family residential properties. The single-family real estate operations of the company are reflected as discontinued operations in the company's financial statements.

Portfolio Summary
For the quarter ended December 31, 2012, the annualized yield on average RMBS securities and Agency Derivatives was 4.0% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.1%. This resulted in a net interest rate spread of 2.9%, which compares to 3.1% in the prior quarter.

The company reported debt-to-equity, defined as total borrowings to fund RMBS securities, residential mortgage loans and Agency Derivatives divided by total equity, of 3.4:1.0 and 3.8:1.0 at December 31, 2012 and September 30, 2012, respectively.

The company's portfolio is principally comprised of RMBS available-for-sale securities and Agency Derivatives. As of December 31, 2012, the total value of the portfolio was $14.0 billion, of which approximately $11.3 billion was Agency RMBS and Agency Derivatives and $2.7 billion was non-Agency RMBS. As of December 31, 2012, fixed-rate securities composed 79.8% of the company's portfolio and adjustable-rate securities composed 20.2% of the company's portfolio. In addition, the company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of December 31, 2012.

Two Harbors was a party to interest rate swaps and swaptions as of December 31, 2012 with an aggregate notional amount of $19.0 billion, of which $17.5 billion was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements.

The following table summarizes the company's investment portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of December 31, 2012
Agency Bonds
Fixed Rate Bonds	$10,823,674	77.5%
Hybrid ARMs	188,429	1.3%
Total Agency	11,012,103	78.8%
Agency Derivatives	301,264	2.2%
Non-Agency Bonds
Senior Bonds	2,132,272	15.3%
Mezzanine Bonds	518,466	3.7%
Non-Agency Other	4,113	—%
Total Non-Agency	2,654,851	19.0%

Aggregate Portfolio	$13,968,218

Fixed-rate investment securities as a percentage of aggregate portfolio	79.8%
Adjustable-rate investment securities as a percentage of aggregate portfolio	20.2%

Portfolio Metrics	For the Quarter Ended December 31, 2012
Annualized yield on average RMBS and Agency Derivatives during the quarter
Agency	2.9%
Non-Agency	9.5%
Aggregate Portfolio	4.0%
Annualized cost of funds on average repurchase balance during the quarter[1]	1.1%
Annualized interest rate spread for aggregate portfolio during the quarter	2.9%
Weighted average cost basis of principal and interest securities
Agency	$108.18
Non-Agency[2]	$52.17
Weighted average three month CPR for its RMBS and Agency Derivative portfolio
Agency	6.6%
Non-Agency	3.2%
Debt-to-equity ratio at period-end[3]	3.4 to 1.0

(1) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(2) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $47.88 at December 31, 3012.

(3) Defined as total borrowings to fund RMBS, residential mortgage loans and Agency Derivatives divided by total equity.

“The flexibility of Two Harbors' hybrid approach greatly benefited our stockholders in 2012,” said Bill Roth, Two Harbors' Chief Investment Officer.  “The shifting investment landscape during the year provided us the opportunity to raise and deploy capital into non-Agency securities early in 2012, as well as to take advantage of an attractive opportunity in Agencies in the summer.  We believe that our strong fourth quarter and full year performance is attributed to our nimble stance and opportunistic approach.”

The company experienced a three-month average CPR of 6.6% for Agency RMBS securities and Agency Derivatives held as of December 31, 2012, as compared to 6.0% for securities held as of September 30, 2012. The weighted average cost basis of the Agency portfolio was 108.2% of par as of December 31, 2012, comparable to the prior quarter. The net premium amortization was $43.9 million and $39.7 million for the quarters ended December 31, 2012 and September 30, 2012, respectively.

The company experienced a three-month average CPR of 3.2% for non-Agency RMBS securities held as of December 31, 2012, as compared to 3.0% for securities held as of September 30, 2012. The weighted average cost basis of the non-Agency portfolio was 52.2% of par as of December 31, 2012 and 52.4% of par as of September 30, 2012. The discount accretion was $37.3 million and $36.2 million for the quarters ended December 31, 2012 and September 30, 2012, respectively. The total net discount remaining was $2.3 billion as of December 31, 2012 and September 30, 2012, with $1.3 billion designated as credit reserve as of December 31, 2012.

Business Diversification
Single-Family Residential Properties
On December 19, 2012, the company completed its contribution of single-family homes to Silver Bay in exchange for approximately 17.8 million shares of Silver Bay common stock.  The company had previously announced its intention, subject to the discretion and approval of its Board of Directors and in compliance with applicable securities laws, to distribute these Silver Bay shares to Two Harbors' stockholders by means of a special dividend following the expiration of a 90-day lockup period.  As of the date of this release, the company has not issued an announcement nor has the Board of Directors made a final determination concerning any such distribution.

Securitization
As of December 31, 2012, the company had acquired mortgage loans held-for-sale with a carrying value of $58.6 million and had outstanding purchase commitments to acquire an additional $56.9 million. It is the company's intention in the future to securitize these loans and/or exit through a whole loan sale.

Warrants
During the fourth quarter 2012, warrant holders exercised warrants to purchase approximately 3.5 million shares of the company's common stock at an exercise price of $11.00 per share. This resulted in proceeds to the company totaling approximately $38 million. As of December 31, 2012, approximately 13.5 million warrants remained outstanding. The warrants expire on November 7, 2013.

Dividends and Taxable Earnings
The company declared dividends to stockholders totaling $443.4 million, or $1.71 per share, for the 2012 taxable year. As a REIT, the company is required to distribute at least 90% of its taxable income to stockholders, subject to certain distribution requirements. The company distributed approximately 98% of its 2012 taxable earnings to stockholders.

Conference Call
Two Harbors Investment Corp. will host a conference call on February 7, 2013 at 9:00 am EST to discuss fourth quarter 2012 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835, Conference Code 85675161, (or (914) 495-8581 for international callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EST on February 7, 2013 through 9 p.m. EST on February 25, 2013. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers) and providing Confirmation Code 85675161. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans and other financial assets. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 10 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305, telephone 612-629-2500.

Contact
July Hugen, Investor Relations, Two Harbors Investment Corp., 612-629-2514, July.Hugen@twoharborsinvestment.com.

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TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$13,666,954	$6,249,252
Trading securities, at fair value	1,002,062	1,003,301
Equity securities, at fair value	335,638	—
Mortgage loans held-for-sale, at fair value	58,607	5,782
Cash and cash equivalents	821,108	360,016
Restricted cash	302,322	166,587
Accrued interest receivable	42,613	23,437
Due from counterparties	39,974	32,587
Derivative assets, at fair value	462,080	251,856
Other assets	82,586	7,566
Total Assets	$16,813,944	$8,100,384

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$12,624,510	$6,660,148
Derivative liabilities, at fair value	129,294	49,080
Accrued interest payable	19,060	6,456
Due to counterparties	412,861	45,565
Accrued expenses	13,295	8,912
Dividends payable	164,347	56,239
Income taxes payable	—	3,898
Total liabilities	$13,363,367	$6,830,298

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 298,813,258 and 140,596,708 shares issued and outstanding, respectively	2,988	1,406
Additional paid-in capital	2,948,345	1,373,099
Accumulated other comprehensive income (loss)	696,458	(58,716)
Cumulative earnings	449,358	157,452
Cumulative distributions to stockholders	(646,572)	(203,155)
Total stockholders’ equity	3,450,577	1,270,086
Total Liabilities and Stockholders’ Equity	$16,813,944	$8,100,384

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$135,466	$71,713	$448,620	$197,126
Trading securities	1,295	1,376	4,873	4,159
Mortgage loans held-for-sale	247	2	609	2
Cash and cash equivalents	324	106	944	347
Total interest income	137,332	73,197	455,046	201,634
Interest expense	24,369	9,129	72,106	22,709
Net interest income	112,963	64,068	382,940	178,925
Other-than-temporary impairment losses	(1,642)	(1,437)	(10,952)	(5,102)
Other income:
Gain on investment securities, net	108,219	360	122,466	36,520
(Loss) gain on interest rate swap and swaption agreements	(6,096)	1,411	(159,775)	(86,769)
(Loss) gain on other derivative instruments	(27,276)	(10,719)	(40,906)	26,755
Gain on mortgage loans	1,679	—	2,270	—
Total other income (loss)	76,526	(8,948)	(75,945)	(23,494)
Expenses:
Management fees	9,886	5,178	33,168	14,241
Other operating expenses	6,255	3,156	17,678	9,673
Total expenses	16,141	8,334	50,846	23,914
Income from continuing operations before income taxes	171,706	45,349	245,197	126,415
Benefit from income taxes	(10,203)	(6,170)	(42,219)	(1,106)
Net income from continuing operations	$181,909	$51,519	$287,416	$127,521
Income (loss) from discontinued operations	$7,391	$(89)	$4,490	$(89)
Net income attributable to common stockholders	$189,300	$51,430	$291,906	$127,432

Basic earnings (loss) per weighted average common share
Continuing operations	$0.62	$0.37	$1.19	$1.29
Discontinued operations	0.02	—	0.02	—
Net income	$0.64	$0.37	$1.21	$1.29

Diluted earnings (loss) per weighted average common share
Continuing operations	$0.61	$0.37	$1.18	$1.29
Discontinued operations	0.03	—	0.02	—
Net income	$0.64	$0.37	$1.20	$1.29
Dividends declared per common share	$0.55	$0.40	$1.71	$1.60

Weighted average shares outstanding - Basic	295,492,372	140,592,941	242,014,751	98,826,868
Weighted average shares outstanding - Diluted	296,229,245	140,592,941	242,432,156	98,826,868

Comprehensive income:
Net income	$189,300	$51,430	$291,906	$127,432
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(3,938)	(32,391)	755,174	(81,335)
Other comprehensive (loss) income	(3,938)	(32,391)	755,174	(81,335)
Comprehensive income	$185,362	$19,039	$1,047,080	$46,097

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net income attributable to common stockholders	$189,300	$51,430	$291,906	$127,432

Adjustments for non-core earnings:
(Gain) loss on sale of securities and mortgage loans, net of tax	(104,452)	(2,035)	(115,338)	(31,619)
Other-than-temporary impairment loss (gain), net of tax	1,642	1,437	10,952	5,102
Unrealized (gain) loss on trading securities, equity securities and mortgage loans, net of tax	(5,128)	1,624	(7,372)	(2,329)
Unrealized (loss) gain, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(12,180)	(6,046)	73,830	43,141
Unrealized (gain) loss, net of tax, on interest rate swap economically hedging trading securities	(552)	(669)	9,959	(4,099)
Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax	2,307	(728)	21,931	19,255
Loss (gain) on other derivative instruments, net of tax	20,428	10,546	29,707	(3,345)
(Income) loss from discontinued operations	(7,391)	89	(4,490)	89

Core Earnings	$83,974	$55,648	$311,085	$153,627

Weighted average shares outstanding - Basic	295,492,372	140,592,941	242,014,751	98,826,868
Weighted average shares outstanding - Diluted	296,229,245	140,592,941	242,432,156	98,826,868

Core Earnings per weighted average share outstanding - diluted	$0.28	$0.40	$1.28	$1.55